Exhibit 99.1

IDEXX Laboratories Chairman, President and Chief Executive Officer, Jonathan Ayers, Taking Medical Leave of Absence

Jay Mazelsky, Executive Vice President, Companion Animal Group, Appointed Interim President and Chief Executive Officer

WESTBROOK, Maine, July 1, 2019 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, today announced that Chairman, President and Chief Executive Officer, Jonathan Ayers, is on a medical leave of absence following a serious bicycling accident that occurred on June 27, 2019.

Effective June 28, 2019, the IDEXX Board of Directors has appointed Jay Mazelsky as Interim President and Chief Executive Officer. Mr. Mazelsky will assume Mr. Ayers's day-to-day management responsibilities and work closely with Brian McKeon, Chief Financial Officer, who will continue to be responsible for the Company's finances and investor relations. Larry Kingsley, independent Lead Director of the IDEXX Board, will provide additional support to Jay, Brian and the management team.

"First and foremost, we support Jon and his family and wish him a speedy and full recovery," said Mr. Kingsley, Lead Director of the IDEXX Board. "Jon is a passionate, dedicated and well-respected leader of IDEXX. Jon has expressed his confidence in Jay, Brian and IDEXX's talented leadership team to continue to advance the Company's Purpose to enhance the health and well-being of pets, people, and livestock. IDEXX is well-positioned for the future, and the Board is confident that IDEXX's extremely capable executives and employees will continue successfully executing the Company's strategy and creating value for shareholders."

About Jay Mazelsky

Prior to his appointment as Interim President and Chief Executive Officer of IDEXX, Mr. Mazelsky, 58, has been an Executive Vice President since joining IDEXX in August 2012. In addition to his day-to-day management responsibilities as Interim President and Chief Executive Officer, he oversees the Company's North American Companion Animal Group Commercial Organization and key elements of the innovation portfolio, including IDEXX's global in-house diagnostics and Veterinary Software and Service's businesses. From 2007 to 2012, Mr. Mazelsky was a Senior Vice President and General Manager of a number of businesses at Philips Healthcare.

About Brian McKeon

Mr. McKeon, 57, has been Executive Vice President, Chief Financial Officer, and Treasurer since January 2014. He leads IDEXX's finance, corporate development and strategy and worldwide operations functions. Mr. McKeon served as a Director of IDEXX from July 2003 through December 2013, including serving as Chair of the Audit Committee and as a member of the Compensation Committee.

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a member of the S&P 500® Index and is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX employs more than 8,000 people and offers products to customers in over 175 countries. For more information about IDEXX and additional background on Mr. Mazelsky and Mr. McKeon, visit: www.idexx.com.

Note Regarding Forward-Looking Statements

This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "should," "project," and similar words and expressions. These forward-looking statements are intended to provide our current expectation or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by IDEXX pursuant to United States securities laws contain discussions of these risks and uncertainties. IDEXX assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review IDEXX's filings with the United States Securities and Exchange Commission (which are available from the SEC's EDGAR database at www.sec.gov and via IDEXX's website at www.idexx.com).

Contact:

Investor Relations:
John Ravis
1-207-556-8155
john-ravis@idexx.com